EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 112 to the Registration Statement of Eaton Vance Municipals Trust (1933 Act File No. 33-572) of my opinion dated October 4, 2007, which was filed as Exhibit (i) to Post-Effective Amendment No. 111.

/s/ Christopher Sechler Christopher Sechler, Esq.

November 29, 2007 Boston, Massachusetts